Exhibit 10.9

COLONY FINANCIAL, INC.

2009 NON-EXECUTIVE DIRECTOR STOCK PLAN

RESTRICTED STOCK AGREEMENT

Colony Financial, Inc., a Maryland corporation (the “Company”), hereby grants its shares of common stock, par value $0.01 (“Restricted Stock”) to the Grantee named below, subject to the vesting and other conditions set forth below. Additional terms and conditions of the grant are set forth in this cover sheet and in the attachment (collectively, the “Agreement”) and in the Company’s 2009 Non-Executive Director Stock Plan (as amended from time to time, the “Plan”).

Name of Grantee:

Grantee’s Social Security Number:         -        -

Number of Restricted Shares:

Grant Date:

Vesting Schedule: The Restricted Shares shall vest on each vesting date set forth below:

•	[insert#] on [Vest Date]

•	[insert#] on [Vest Date]

•	[insert#] on [Vest Date]

Purchase Price per Share of Stock: $        .

By your signature below, you agree to all of the terms and conditions described herein, in the attached Agreement and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this cover sheet or Agreement should appear to be inconsistent.

Grantee:		Date:
(Signature)

Company:		Date:
(Signature)
Title:

Attachment

This is not a stock certificate or a negotiable instrument.

COLONY FINANCIAL, INC.

2009 NON-EXECUTIVE DIRECTOR STOCK PLAN

RESTRICTED STOCK AGREEMENT

Restricted Stock	This Agreement evidences an award of shares of Stock in the number set forth on the cover sheet and subject to the vesting and other conditions set forth herein, in the Plan and on the cover sheet (the “Restricted Stock”). The purchase price is deemed paid by your prior services to the Company.

Transfer of Unvested Restricted Stock	Unvested Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, whether by operation of law or otherwise, nor may the Restricted Stock be made subject to execution, attachment or similar process. If you attempt to do any of these things, the Restricted Stock will immediately become forfeited.

Issuance and Vesting

The Company will issue your Restricted Stock in the name set forth on the cover sheet.

Your rights under this Restricted Stock grant and this Agreement shall vest in accordance with the vesting schedule set forth on the cover sheet so long as you continue in service on the vesting dates set forth on the cover sheet.

Notwithstanding your vesting schedule, the Restricted Stock will become 100% vested upon your termination of service due to your death or disability.

Change in Control	Notwithstanding the vesting schedule set forth above, upon the consummation of a Change in Control, the Restricted Stock will become 100% vested.

Evidence of Issuance	The issuance of the Shares under the grant of Restricted Stock evidenced by this Agreement shall be evidenced in such a manner as the Company, in its discretion, deems appropriate, including, without limitation, book-entry, registration or issuance of one or more share certificates, with any unvested Restricted Stock bearing the appropriate restrictions imposed by this Agreement. As your interest in the Restricted Stock vests, the recordation of the number of shares of Restricted Stock attributable to you will be appropriately modified if necessary.

Forfeiture of Unvested Restricted Stock	Unless the termination of your service triggers accelerated vesting of your Restricted Stock or other treatment pursuant to the terms of this Agreement, the Plan, or any other written agreement between the Company or any parent, subsidiary or affiliate and you, you will automatically forfeit to the Company all of the unvested Restricted Stock in the event you are no longer providing service.

Forfeiture of Rights

If you should take actions in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of any the Company or any parent, subsidiary or affiliate or any confidentiality obligation with respect to the Company or any parent, subsidiary or affiliate or otherwise in competition with the Company or any parent, subsidiary or affiliate the Company has the right to cause an immediate forfeiture of your rights to the Restricted Stock awarded under this Agreement and the Restricted Stock shall immediately expire.

In addition, if you have vested in Restricted Stock during the two year period prior to your actions, you will owe the Company a cash payment (or forfeiture of shares of Stock) in an amount determined as follows: (1) for any shares of Stock that you have sold prior to receiving notice from the Company, the amount will be the proceeds received from the sale(s), and (2) for any shares of Stock that you still own, the amount will be the number of shares of Stock owned times the Fair Market Value of the shares of Stock on the date you receive notice from the Company (provided, that the Company may require you to satisfy your payment obligations hereunder either by forfeiting and returning to the Company the Restricted Stock or any other shares of Stock or making a cash payment or a combination of these methods as determined by the Company in its sole discretion).

Section 83(b) Election

Under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the purchase price paid for the shares of Stock and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, “forfeiture restrictions” include the forfeiture as to unvested Stock described above. You may elect to be taxed at the time the shares are acquired, rather than when such shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the grant date. You will have to make a tax payment to the extent the purchase price is less than the fair market value of the shares on the grant date. No tax payment will have to be made to the extent the purchase price is at least equal to the fair market value of the shares on the grant date. The form for making this election is attached as Exhibit A hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you (in the event the fair market value of the shares as of the vesting date exceeds the purchase price) as the forfeiture restrictions lapse.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(B), EVEN IF YOU

REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(B) ELECTION.

Withholding Taxes	You agree as a condition of this grant that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting or receipt of the Restricted Stock. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting or receipt of shares of Stock arising from this grant, the Company or any parent or subsidiary shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any parent or subsidiary (including withholding the delivery of vested shares of Stock otherwise deliverable under this Agreement).

Retention Rights	This Agreement and the grant evidenced hereby do not give you the right to be retained by the Company or any parent, subsidiary or affiliate of the Company or the Manager, in any capacity. Unless otherwise specified in a written agreement between the applicable entity and you, the applicable entity reserves the right to terminate your service at any time and for any reason.

Stockholder Rights

You will be entitled to receive, upon the Company’s payment of a cash dividend on outstanding shares, an amount of Restricted Stock equal to the per-share dividend paid on the Restricted Stock that you hold as of the record date for such dividend, which shall be subject to the same vesting, forfeiture and other conditions as the associated Restricted Stock. No adjustments are made for dividends or other rights if the applicable record date occurs before an appropriate book entry is made (or your certificate is issued), except as described in the Plan.

Your grant shall be subject to the terms of any applicable agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends

If and to the extent that the Stock is represented by certificates rather than book entry, all certificates representing the Stock issued under this grant shall, where applicable, have endorsed thereon the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING, FORFEITURE AND OTHER RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH

AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

To the extent the Stock is represented by a book entry, such book entry will contain an appropriate legend or restriction similar to the foregoing.

Clawback	This Award is subject to mandatory repayment by you to the Company to the extent you are or in the future become subject to any Company “clawback” or recoupment policy that requires the repayment by you to the Company of compensation paid by the Company to you in the event that you fail to comply with, or violate, the terms or requirements of such policy.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated in this Agreement by reference.

Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant. Any prior agreements, commitments or negotiations concerning this grant are superseded; except that any written employment, consulting, confidentiality, non-competition, non-solicitation and/or severance agreement between you and the Company shall supersede this Agreement with respect to its subject matter.

Data Privacy

In order to administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as your contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this grant, you give explicit consent to the Company to process any such personal data.

Code Section 409A	It is intended that this Award comply with Section 409A of the Code (“Section 409A”) or an exemption to Section 409A.

By signing this Agreement, you agree to all of the terms and conditions described above and in the Plan.

EXHIBIT A

GRANTEE ELECTION UNDER SECTION 83(b) OF

THE INTERNAL REVENUE CODE

The undersigned Grantee hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1. The name, address and social security number of the undersigned:

Name: __________________________________________________

Address: ________________________________________________

_______________________________________________________

Social Security No.: ________________________________________

2. Description of property with respect to which the election is being made:

                         shares of common stock, par value $0.01 per share, Colony Financial, Inc., a Maryland corporation, (the “Company”).

3. The date on which the property was transferred is                     , 200__.

4. The taxable year to which this election relates is calendar year 200_.

5. Nature of restrictions to which the property is subject:

The shares of stock are subject to the provisions of a Restricted Stock Agreement between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Agreement.

6. The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $             per share, for a total of $            .

7. The amount paid by taxpayer for the property was $            .

8. A copy of this statement has been furnished to the Company.

Dated:                     , 200__

Taxpayer’s Signature

Taxpayer’s Printed Name

PROCEDURES FOR GRANTEE MAKING ELECTION

UNDER INTERNAL REVENUE CODE SECTION 83(b)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:1

1. You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the grant date of your Restricted Stock.

2. At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

3. You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the stock is transferred to you.

1	Whether or not to make the election is your decision and may create tax consequences for you. You are advised to consult your tax advisor if you are unsure whether or not to make the election.